Exhibit 99.1

United Casualty and Surety
Insurance Company
Financial Statements for the Years Ended
December 31, 2015 and 2014 and Report of
Independent Registered Public Accounting Firm

UNITED CASUALTY AND SURETY INSURANCE COMPANY
TABLE OF CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014:

Balance Sheets	2

Statements of Income	3

Statements of Changes in Stockholders' Equity	4

Statements of Cash Flows	5

Notes to Financial Statements	6-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and the Board of Directors of
United Casualty and Surety Insurance Company
Quincy, Massachusetts
We have audited the accompanying balance sheets of United Casualty and Surety Insurance Company (the "Company") as of December 31, 2015 and 2014 and the related statements of income, changes in stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2015.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on the financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Casualty and Surety Insurance Company as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years in the two-year period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

/s/ Stowe & Degon LLC
Westborough, MA
January 9, 2017

UNITED CASUALTY AND SURETY INSURANCE COMPANY

BALANCE SHEETS
DECEMBER 31, 2015 AND 2014

ASSETS	2015	2014

CURRENT ASSETS:
Cash and cash equivalents	$884,609	$848,047
Investments, short-term	1,766,686	523,716
Receivables:
Premiums	230,312	261,846
Anticipated salvage and subrogation	29,675	37,263
Total receivables	259,987	299,109
Prepaid reinsurance premiums	97,545	90,102
Deferred policy acquisition costs	289,812	261,976

Total current assets	3,298,639	2,022,950

Other assets	4,864	4,864
Investments, long-term	3,346,861	4,291,216
Funds held as collateral assets	2,145,513	3,377,331
Property and equipment, net	22,511	36,652

TOTAL ASSETS	$8,818,388	$9,733,013

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accrued underwriting expenses	$89,817	$85,974
Dividends payable	81,798	7,542
Unearned premiums	1,174,208	1,084,285
Accrued losses and loss adjustment expenses	22,000	20,000
Federal income taxes payable	-	12,500
Funds held as collateral	2,145,513	3,377,331

Total current liabilities	3,513,336	4,587,632

LONG-TERM LIABILITIES:
Deferred tax liability	155,000	147,000

TOTAL LIABILITIES	3,668,336	4,734,632

STOCKHOLDERS' EQUITY:
Common stock, $75 par value – 20,000 shares authorized, 14,484 shares
issued and outstanding at December 31, 2015 and 2014	1,086,300	1,086,300
Additional paid-in capital	1,459,445	1,459,445
Retained earnings	2,604,307	2,452,636

Total Stockholders' Equity	5,150,052	4,998,381

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,818,388	$9,733,013

The accompanying notes are an integral part of the financial statements.

UNITED CASUALTY AND SURETY INSURANCE COMPANY

STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014

OPERATING REVENUES:

Premiums earned	$2,585,127	$2,383,071
Salvage and subrogation	19,276	86,989
Net investment income	96,741	82,897

Total Operating Revenues	2,701,144	2,552,957

OPERATING EXPENSES:

Underwriting, acquisition and insurance expenses	2,002,230	1,883,403
Losses and loss adjustment expenses	19,283	99,840
Other (income) expense	(5,378)	(1,612)
Depreciation and amortization expense	14,141	13,525

Total Operating Expenses	2,030,276	1,995,156

INCOME BEFORE FEDERAL INCOME TAXES	670,868	557,801

FEDERAL INCOME TAXES	219,200	216,300

NET INCOME	$451,668	$341,501

The accompanying notes are an integral part of the financial statements.

UNITED CASUALTY AND SURETY INSURANCE COMPANY

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2015 AND 2014

			Additional		Total
	Common Stock		Paid-in	Retained	Stockholders'
	Shares	Amount	Capital	Earnings	Equity

BALANCE, JANUARY 1, 2014	14,484	$1,086,300	$1,459,445	$2,286,133	$4,831,878

Dividend declared	-	-	-	(174,998)	(174,998)

Net income	-	-	-	341,501	341,501

BALANCE, DECEMBER 31, 2014	14,484	1,086,300	1,459,445	2,452,636	4,998,381

Dividend declared	-	-	-	(299,997)	(299,997)

Net income	-	-	-	451,668	451,668

BALANCE, DECEMBER 31, 2015	14,484	$1,086,300	$1,459,445	$2,604,307	$5,150,052

The accompanying notes are an integral part of the financial statements.

UNITED CASUALTY AND SURETY INSURANCE COMPANY

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$451,668	$341,501
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax expense	8,000	5,000
Depreciation and amortization	14,141	13,525
Amortization of held to maturity investments	3,279	5,940
Change in carrying value of certificates of deposit	(59,032)	(55,669)
Changes in operating assets and liabilities:
Decrease (increase) in receivables	39,122	(15,686)
Increase in prepaid reinsurance premiums	(7,443)	(907)
Increase in deferred policy acquisition costs	(27,836)	(18,167)
Increase in accrued underwriting expenses	3,843	14,232
Increase in unearned premiums	89,923	47,979
Increase in accrued losses and loss adjustment expenses	2,000	1,000
Decrease in federal income taxes payable	(12,500)	(22,500)

Net cash provided by operating activities	505,165	316,248

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	-	(3,707)
Proceeds from the sale of investments	497,138	1,502,601
Investment purchases	(740,000)	(1,825,000)

Net cash used in investing activities	(242,862)	(326,106)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash dividends paid to stockholders	(225,741)	(272,319)

Net cash used in financing activities	(225,741)	(272,319)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	36,562	(282,177)

CASH AND CASH EQUIVALENTS:
Beginning of year	848,047	1,130,224

End of year	$884,609	$848,047

NONCASH CHANGE IN FINANCING ACTIVITIES:
Dividends declared but not paid	$74,256	$-

SUPPLEMENTAL DISCLOSURES:
Interest paid	$-	$-
Federal income taxes paid	$223,700	$233,800

The accompanying notes are an integral part of the financial statements.

UNITED CASUALTY AND SURETY INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014
1.	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Organization and Background – United Casualty and Surety Insurance Company ("UCSIC" or the "Company"), originally a Georgia corporation, redomesticated to the Commonwealth of Massachusetts in June 1993. The Company is licensed and authorized to issue Fidelity and Surety bonds in Massachusetts, New York, Connecticut, New Hampshire, Rhode Island, Maine, Pennsylvania, New Jersey, and Florida. The Company also holds a certificate of authority from the United States Department of the Treasury to act as a Surety and Reinsurer on Federal Bonds.
Basis of Accounting – The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).
Use of Estimates – The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities.  Management reviews its estimates and assumptions annually.  Amounts reported for anticipated salvage and subrogation, accrued losses and loss adjustment expenses, and litigation contingencies are based, in part, on management estimates.  Management estimates have been made as to the recoverability and value of the collateral held, deferred tax liabilities, and incurred but not reported losses.  Actual results could differ from management estimates.
Cash and Cash Equivalents – The Company considers all investments with original maturities of 90 days or less to be cash equivalents.  The carrying value of the Company's cash and cash equivalents approximates fair value.
Concentration of Credit Risks – During 2015 and 2014, cash and cash equivalents and certificates of deposit at various financial institutions exceeded the FDIC limit of $250,000.  These funds are deposited with institutions that management believes are financially sound.  The Company limits its collection risk exposure on accounts receivable by obtaining collateral from the policyholders.
Investments – Investments are classified as held-to-maturity and are accounted for at amortized cost, or carrying value with regards to certificates of deposit, with no adjustments for changes in fair value.  Premiums and discounts are amortized or accreted over the lives of the related fixed maturities as an adjustment to the yield using the effective interest method.  Dividend and interest income are recognized when earned.  Realized investment gains or losses are included in earnings.
Deferred Policy Acquisition Costs – Policy acquisition costs, primarily commissions to agents and brokers and premium taxes, directly related to the successful acquisition of new or renewal insurance contracts are deferred and amortized over the related policy period, generally one year.  The recoverability of these costs is analyzed by management quarterly and if determined to be impaired, is charged to expense.  The Company does not consider anticipated investment income in determining whether a premium deficiency exists.  All other acquisition expenses are charged to operations as incurred.
Funds Held as Collateral Assets – Funds held as collateral assets consist principally of cash collateral received from principals to guarantee performance on surety bonds issued by the Company, as well as all other contractual obligations of the principals to the surety. The Company also holds other non-cash collateral.

1.	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Property and Equipment – Property and equipment are stated at cost less accumulated depreciation and amortization.  Depreciation and amortization of property and equipment are calculated using the straight-line method over the estimated useful lives (generally, the life of the leasehold improvement and three to five years for furniture and equipment.)
Premium and Unearned Premium Reserves – Premiums written are recognized as revenues based on a pro-rata daily calculation over the respective term of the policies in-force.  Unearned premiums represent the portion of premiums written applicable to the unexpired term of the policies in-force.  The cost of reinsurance ceded is initially written as prepaid reinsurance premiums and is amortized over the reinsurance contract period in proportion to the amount of insurance protection provided.  Premiums ceded are netted against premiums written.
Losses and Loss Adjustment Expenses – Unpaid losses and loss adjustment expenses represent estimates for the ultimate cost of unpaid reported and unreported claims incurred and related expense.  Estimates for losses and loss adjustment expenses are based on past experience of unreported losses, experience of investigating and adjusting claims and consideration of the level of premiums written during 2015 and 2014, among other things.  Since the reserves are based on estimates, the ultimate liability may be more or less than such reserves.  At December 31, 2015 and 2014, the Company is unaware of any significant incurred losses not specifically reserved for.  The effects of changes in such estimated reserves are included in the results of operations in the periods in which the estimates are changed.  In spite of the variability of such estimates, management believes that the liabilities for losses and loss adjustment expenses are adequate.
Income Taxes – The Company calculates deferred income taxes using the "asset and liability method."  Under this method, deferred income tax assets and liabilities arise from temporary differences between the tax basis of the assets and liabilities and their reported amount in the financial statements and are measured using enacted tax rates.  Current and deferred tax assets and liabilities are aggregated on the balance sheets.
The Company has concluded that there are no significant uncertain tax positions requiring recognition in the financial statements.  The Company will report any tax-related interest and penalties related to uncertain tax positions as a component of federal income tax expense.
Premium taxes assessed in each licensed state are typically based on premiums written in each respective state.  However, there are several states that assess a retaliatory premium tax which permits the state taxing authority to assess a premium tax at least equal to the premium tax paid to the state in which the insurer is domiciled.  Premium taxes, which amounted to $105,700 and $98,000 in 2015 and 2014, respectively are reported in the Statements of Income as a component of underwriting, acquisition and insurance expenses.
Advertising Costs – Advertising costs are charged to expense as incurred.  Total advertising costs were approximately $11,900 and $6,700 for the years ended December 31, 2015 and 2014, respectively.
Recent Accounting Pronouncements – In November 2015, the Financial Accounting Standards Board (FASB) issued ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which, effective for annual and interim reporting periods beginning after December 15, 2016, simplifies the presentation of deferred income taxes, requiring that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. Since early application is permitted, the new standard has been applied in the Company's financial statements as of December 31, 2015.

1.	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
In May 2015 the FASB issued ASU No. 2015-09, Financial Services-Insurance (Topic 944): Disclosures about Short-Duration Contracts. The guidance requires additional disclosures related to the liability for unpaid claims and claim adjustment expenses in an effort to increase transparency and comparability. The standard is effective for fiscal years beginning after December 15, 2015, and is to be applied retroactively. Management believes that the new guidance will have no material impact on the Company's results of operations or financial position.
In May 2014 the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606).  Insurance contracts have been excluded from the scope of the guidance. In August 2015 the FASB issued an ASU to defer the effective date from fiscal years beginning after December 15, 2016, to fiscal years beginning after December 15, 2017. Management does not expect the adoption of this standard to have a material impact on the Company's financial condition or results of operations.
Subsequent Events – The Company has evaluated all subsequent events through January 9, 2017, the date the financial statements were available to be issued.
2.     INVESTMENTS
        The carrying value and estimated fair value of investments are as follows:
	December 31, 2015
	Amortized Cost/ Carrying Value	Gross Unrealized Gains	Gross Unrealized Loss	Estimated Fair Value

U.S. Treasury securities	$814,620	$6,295	$-	$820,915
Certificates of deposit, less than 12 months*	1,766,686	-	-	1,761,240
Certificates of deposit, greater than 12 months*	2,532,241	-	-	2,532,241

Total investments, held-to-maturity	5,113,547	$6,295	$-	$5,114,396
Amount reported as investments, short-term	1,766,686

Investments, long-term	$3,346,861

	December 31, 2014
	Amortized Cost/ Carrying Value	Gross Unrealized Gains	Gross Unrealized Loss	Estimated Fair Value

U.S. Treasury securities	$817,899	$14,065	$-	$831,964
Certificates of deposit, less than 12 months*	523,716	-	-	497,138
Certificates of deposit, greater than 12 months*	3,473,317	-	-	3,473,317

Total investments, held-to-maturity	4,814,932	$14,065	$-	$4,802,419
Amount reported as investments, short-term	523,716

Investments, long-term	$4,291,216

* Certificates of deposit are stated at carrying value which estimates fair value.

3.	DEFERRED POLICY ACQUISITION COSTS
The following table presents the amounts of policy acquisition costs deferred and amortized for the years ended December 31:
	2015	2014

Deferred policy acquisition costs, beginning of year	$261,976	$243,809
Policy acquisition costs deferred	665,884	593,945
Policy acquisition costs expensed	(638,048)	(575,778)

Deferred policy acquisition costs, end of year	$289,812	$261,976
The following table presents the components of underwriting, acquisition and insurance expenses for the years ended December 31:
	2015	2014

Policy acquisition costs expensed	$638,048	$575,778
Payroll and payroll taxes	844,897	810,573
Other operating expenses	519,285	497,052

Underwriting, acquisition and insurance expenses	$2,002,230	$1,883,403
4.	PROPERTY AND EQUIPMENT
The following table presents the components of property and equipment at December 31:
	2015	2014

Equipment	$80,667	$80,667
Furniture and fixtures	40,266	40,266
Leasehold improvements	24,265	24,265
	145,198	145,198

Accumulated depreciation and amortization	(122,687)	(108,546)

Property and equipment, net	$22,511	$36,652
Depreciation expense was $14,141 and $13,525 for the years ended December 31, 2015 and 2014, respectively.
5.	LIABILITY FOR ACCRUED LOSSES AND LOSS ADJUSTMENT EXPENSES
Activity in the liability for accrued losses and loss adjustment expenses (net of revenue from salvage and subrogation) for 2015 and 2014 is summarized as follows:
	2015	2014

Balance at January 1:	$20,000	$19,000
Incurred related to current year	2,000	1,000
Balance at December 31:	$22,000	$20,000
Revenue from salvage and subrogation amounted to $19,276 and $86,989 in 2015 and 2014, respectively.

6.	FEDERAL INCOME TAXES
The following is a reconciliation of income taxes at the federal statutory rate of 34% to the effective provision for federal income taxes as shown in the Statements of Income:
	2015	2014

Earnings before federal income taxes	$670,868	$557,801

Income taxes at federal statutory rate	$228,100	$189,600
Effect of:
Change in unearned premium balance	22,303	12,721
Other, net	(31,203)	13,979
Provision for federal income taxes as reported
on the Statements of Income	$219,200	$216,300
The provision for federal income taxes consists of the following for the years ended December 31:
	2015	2014

Current	$211,200	$211,300
Deferred	8,000	5,000

Provision for federal income taxes	$219,200	$216,300
The following summarizes the estimated tax effects of temporary difference that are included in the net deferred federal income tax provision:
	2015	2014

Deferred policy acquisition costs	$11,000	$7,000
Property and equipment	(5,000)	(5,000)
Accrued losses and loss adjustment expenses	2,000	3,000

	$8,000	$5,000
Deferred income taxes reflect the net tax effect of temporary difference between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  The tax effects of significant items comprising the Company's net deferred income tax liability are as follows, as of December 31:
	2015	2014

Deferred federal income tax liabilities:
Deferred policy acquisition costs	$116,000	$105,000
Property and equipment	6,000	11,000
Accrued losses and loss adjustment expenses	33,000	31,000

Net deferred federal income tax liability	$155,000	$147,000
Management believes that all U.S. federal income and state tax matters have been concluded through 2012.

7.	RELATED-PARTY TRANSACTION
During 2015 and 2014, the Company paid the life insurance premiums for several policies, of which one of its Directors is the beneficiary.  Premiums under these policies amounted to $15,870 in 2015 and 2014, respectively.  In 2004 the Company entered into a split-dollar agreement with the beneficiary of the life insurance policy, whereby the beneficiary has agreed to pay back to the Company the premiums paid on the related policies.  The cash surrender value of the policies and death benefit serve as collateral to the agreement.  The life insurance held by the related party is term coverage.  The Company has conservatively elected not to reflect the premiums paid in 2015 and 2014, as a receivable due from related party as there is no cash surrender value to cover the premiums paid.
8.	REINSURANCE
The Company reinsures certain portions of its surety business in order to limit the amount of loss on individual claims.  Under the terms of the reinsurance agreement, the Company is responsible for $125,000 ($150,000 in 2014) of losses on contract surety for each principal for losses up to $2,500,000.  The Company is also responsible for 20% of the losses on contract surety covered under the reinsurance agreement between $2,500,000 and $3,000,000, subject to a maximum of $100,000 for each principal and in the aggregate.  The reinsurer covers amounts in excess of $125,000.  This excess loss coverage, however, is limited, in the aggregate, to losses of $3,000,000 and, in the case of each principal, to losses of $2,875,000.  Under the excess of loss reinsurance agreement the Company has coverage up to $5,500,000 on any one principal, subject to an annual aggregate limit of $5,500,000 on fully secured court bonds.  With respect to fully secured court bonds, the Company shall retain net for its own account, its underwriting limitation in accordance with The Department of Treasury less $125,000 of the business covered.  Insurance premiums ceded under this reinsurance agreement during 2015 and 2014 amounted to $245,406 and $212,270, respectively. The Company is contingently liable with respect to ceded insurance should any reinsurer be unable to meet the obligations assumed by it.
Effective January 1, 2016, the Company retention layer under its reinsurance agreement was reduced from $125,000 to $100,000 for losses up to $2,500,000 for all surety business in force.  Retention was reduced from 20% to 10% and is subject to a maximum of $50,000 for each principal and in the aggregate for losses between $2,500,000 and $3,000,000.  The excess of loss coverage aggregate was increased from $3,000,000 to $3,500,000 and in the case of each principal to losses of $3,400,000.
9.	STATUTORY FINANCIAL INFORMATION
Insurance companies are required to file financial statements with state insurance regulatory authorities prepared on an accounting basis prescribed or permitted by such authorities (statutory basis).  Net earnings and capital and surplus on a statutory basis as of and for the years ended December 31 were as follows:
Statutory Net Earnings		Statutory Capital and Surplus
2015	2014	2015	2014

$438,973	$336,859	$4,901,365	$4,739,460
For the years ended December 31, 2015 and 2014, statutory net earnings differ from net earnings on a GAAP basis primarily due to the treatment of deferred policy acquisition costs, the basis difference in property and equipment, and accrued losses and loss adjustment expenses.

9.	STATUTORY FINANCIAL INFORMATION (CONTINUED)
Capital and surplus requirements of the states in which the Company is licensed to underwrite fidelity and surety insurance, including the Commonwealth of Massachusetts, New York, Connecticut, New Hampshire, Rhode Island, Maine, Pennsylvania, New Jersey, and Florida have been met as of December 31, 2015 and 2014.  The Company, as required, maintains a $100,000 cash collateral deposit in the State of Florida.  In addition the Company maintains a deposit of $250,000 and $500,000 in the States of New Hampshire and Massachusetts, respectively.  The deposits in Florida and New Hampshire were established solely for the benefit of policyholders located in those states.  The deposit maintained in Massachusetts is for the benefit of all policyholders.
As of December 31, 2015 and 2014, there are no regulatory restrictions on the payment of dividends to shareholders.  However, the Company's ability to declare and pay dividends will depend on the working capital of the Company.  Dividends declared to stockholders amounted to $299,997 and $174,998 in 2015 and 2014, respectively.
10.	LEASES
The Company's corporate offices are located in Quincy, MA.  The lease agreement runs through August 1, 2017 with monthly payments, including storage space, of $5,014.    Rent expense for 2015 and 2014 was $68,438 and $66,416, respectively. During June 2016 the Company extended the operating lease for its corporate office for five years, expiring on July 31, 2022.  The Company has the option to extend the lease for an additional five years through July 2027.
Future minimum lease payments, inclusive of the extension, are as follows:
2016	$60,171
2017	68,606
2018	81,400
2019	83,766
2020	86,132
Thereafter	140,927
11.	EMPLOYEE BENEFIT PLAN
In September 2004 the Company established the United Casualty and Surety Insurance Company 401(k) Profit Sharing Plan (the "Plan').  The Plan is available to all employees that have completed one year of service and have attained the age of twenty-one.  Employees are allowed to contribute up to 75% of their compensation not to exceed the maximum amount allowed by the Internal Revenue Service.  The Company may make discretionary matching contributions up to 3% of individual compensation and discretionary profit sharing contributions.  During 2015 and 2014, the Company made discretionary contributions of $22,515 and $22,618, respectively.  Company contributions vest 20% after two years and are 100% vested after six-years.
12.	COMMITMENTS AND CONTINGENCIES
Under insurance guaranty fund laws in each state, the District of Columbia and Puerto Rico, insurers licensed to do business can be assessed by state insurance guaranty associations for certain obligations of insolvent insurance companies to policyholders and claimants.  Recent regulatory actions against certain insurers encountering financial difficulty have prompted various state insurance guaranty associations to begin assessing insurance companies for the deemed losses.  Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's solvency and further provide annual limits on such assessments.  A large part of the assessments paid by the Company pursuant to these laws may be used as credits for a portion of the Company's premium taxes.

12.	COMMITMENTS AND CONTINGENCIES (CONTINUED)
Various litigation claims and assessments against the Company, in addition to those otherwise provided for in the Company's statutory financial statements, have arisen in the ordinary course of the Company's business.  Additionally, state insurance regulatory authorities and other federal and state authorities regularly make inquiries and conduct investigations concerning the Company's compliance with applicable insurance and other laws and regulations.
In some of the matters referred to above, large and/or indeterminate amounts, including punitive damages and treble damages, are sought.  While it is not feasible to predict or determine the ultimate outcome of all pending investigations and legal proceedings or provide reasonable ranges of potential losses, it is the opinion of the Company's management that their outcomes, after consideration of available insurance and reinsurance and the provisions made in the Company's financial statements, are not likely to have a material adverse effect on the Company's financial position.  However, given the large and/or indeterminate amounts sought in certain of these matters and the inherent unpredictability of litigation, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on the Company's operating results or cash flows in particular annual periods.
13.	SUBSEQUENT EVENTS
During June 2016 the Company extended the corporate office operating lease for an additional five years through July 2022.  The lease extension has been reflected in the lease commitment disclosure (see Note 10).
On December 5, 2016, the Massachusetts Department of Insurance approved the purchase of all outstanding common stock of United Casualty Surety Insurance Company by General Indemnity Group, LLC ("GIG"), a subsidiary of Boston Omaha Corporation (OTC: BOMN).  Subsequently, on December 7, 2016, the acquisition was completed and under the terms of the stock purchase agreement, GIG paid the Company's shareholders $13,000,000.
On December 27, 2016 the Company amended its articles whereby the par value of the common stock was increased to $130 per common share from $75 per common share.  This amendment results in a reclassification of additional paid in capital to the common stock account, however does not impact the reported total of stockholders' equity.

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